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SOMATOGEN, INC.

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            Form 8-K

                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                           June 5, 1997

                             SOMATOGEN, INC.
         (Exact name of registrant as specified in its charter)


                             Delaware
                    (State of Incorporation)

       0-19423                                   84-0991858
 Commission File Number                 IRS Employer Identification No.)


                      2545 Central Ave., Boulder, CO 80301
               (Address of principal executive offices and Zip Code)


                                (303) 440-9988
           Registrant's telephone number, including area code:








Somatogen and the Somatogen logo are tradenames of Somatogen, Inc. Optro(TM) is a trademark of Somatogen, Inc.
All other brand names or trademarks appearing in this 8-K are the property of their respective holders.













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SOMATOGEN, INC.



Item 5.  Other Events.

     On June 2, 1997 the Board of Directors of Somatogen,
Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the
"Common Shares"), of the Company. The dividend is payable on June 12, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Stock"), at a price of $44.00 per one one-hundredth of a Preferred Share (the
"Purchase Price"), subject to adjustment. Each one one-hundredth of a share of Preferred Stock has designations and the powers, preferences and rights, and the qualifica-tions, limitations and restrictions which make its value approximately equal to the value of a Common Share. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 5, 1997 (the "Rights
Agreement"), between the Company and ChaseMellon Share-holder Services, L.L.C. as Rights Agent (the "Rights
Agent").

     Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then out-standing, and no separate Right Certificates, as defined, will be distributed. Until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights, which is included in the Rights Agree-ment as Exhibit C thereof (the "Summary of Rights"), attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution
Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares, will


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SOMATOGEN, INC.


contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.
The Rights will expire on  June 5, 2007 (the "Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred
Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common
Shares occurring, in any case, prior to the Distribution
Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per Common
Share.  In the event of liquidation, the holders of the

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SOMATOGEN, INC.


Preferred Shares will be entitled to a minimum prefer-ential liquidation payment of $100 but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other trans-action in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per Common Share

These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred
Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

     In the event that any person becomes an Acquiring
Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Stock, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such trans-action will have a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred
Share, per Right (or, if the number of shares is not and cannot be authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.
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SOMATOGEN, INC.


     With certain exceptions, no adjustment in the Purchase
Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredth of a Preferred Share issuable upon the exercise of one Right, which may, at the option of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, the
Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right
(the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable. Under certain circumstances, the Board of Director's right to redeem the Rights may be suspended for 180 days. Immediate-ly upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendments may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person. Under certain circumstances, the Board of Directors' right to amend the Rights Plan may be suspended for 180 days.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects.  The
Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.01 per Right prior to the earliest of (i) the day that a person or group has acquired beneficial ownership of 15% or more of the Common Shares or (ii) the final expiration date of the rights.






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SOMATOGEN, INC.


Item 7.  Exhibits.

         99.5   Press Release, dated as of June 4, 1997
entitled "Somatogen, Inc. Adopts Preferred Share Purchase
Rights Plan."

         99.6   Rights Agreement, dated as of June 5,
1997, between Somatogen, Inc. and ChaseMellon Shareholder
Services, L.L.C., with exhibits.



                        SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 10, 1997

                                  SOMATOGEN, INC.

                                  By:  Andre de Bruin
                                  Its: Chairman, President
                                       and CEO